Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report for the year ended December 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2019	/s/ Stephen S. Yoder
Stephen S. Yoder
	Title:	Chief Executive Officer and President
(principal executive officer)